HYNES & HOWES INSURANCE COUNSELORS, INC.
                                  Balance Sheet
                           September 30, 1999 and 1998


                                                            September 30,
        Liabilities & Stockholders' Equity              1999            1998
Current Liabilities:
   Buyers Escrow                                 $     7,468     $     7,688
   Accounts Payable                                    4,076               0

      Total Current Liabilities                  $    11,544     $     7,688

      Total Liabilities                          $    11,544     $     7,688


Stockholders' Equity:
   Capital Stock, no par value, 100,000,000
      Shares Authorized, 11,260,675 shares
      Issued                                     $ 3,780,765     $ 3,780,765
   Paid in Capital                                       100             100
   Retained Earnings (Deficit)                    (3,027,801)     (3,070,740)
   Treasury Stock, at Cost                           (33,252)        (33,252)

      Total Stockholders' Equity                 $   719,812     $   676,873

      Total Liabilities and Stockholders' Equity $   731,356     $   684,561


Notes to Financial Statements are an integral part of these statements.